UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 2 on Form 8-K/A (the “Amendment”) amends the Current Report of Spherix Incorporated (the “Company”) on Form 8-K, as initially filed with the Securities and Exchange Commission on August 21, 2013 (the “August Filing”) and amended on September 27, 2013 (“Amendment No.1” and, together with the August Filing, the “Form 8-K”), solely to replace the redacted agreement presented as Exhibit 10.1 to the Form 8-K with a revised redacted agreement in order to comply with the Staff’s comments relating to the Company’s Application for Confidential Treatment for the above referenced redacted agreement.

Exhibit 10.1 to the Form 8-K is amended and restated in its entirety.  Except for Exhibit 10.1, no other changes have been made to Form 8-K. This Amendment speaks as of the original filing date of the August Filing, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

    The exhibit listed in the following Exhibit Index is furnished as part of this amended Current Report on Form 8-K/A.

Exhibit No.	Description
10.1	Patent Purchase Agreement between Spherix Incorporated and Rockstar Consortium US LP (redacted)*

*Confidential treatment has been requested for this exhibit and confidential portions have been filed with the Securities and Exchange Commission.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 30, 2013

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer